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                               UGI UTILITIES INC.
        COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES - EXHIBIT 12.1
                             (THOUSANDS OF DOLLARS)

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
                                                   Nine
                                                  Months
                                                   Ended              Year Ended September 30,
                                                 June 30,    ---------------------------------------------
                                                   2005        2004        2003        2002        2001
                                                 --------    --------    --------    --------    ---------
EARNINGS:
Earnings before income taxes                     $ 87,664    $ 83,098    $100,212    $ 73,665     $ 79,568
Interest expense                                   13,362      17,698      17,412      16,365       18,724
Amortization of debt discount and expense             181         233         244         287          264
Estimated interest component of rental expense      1,175       1,477       1,434       1,563        1,541
                                                 --------    --------    --------    --------    ---------
                                                 $102,382    $102,506    $119,302    $ 91,880    $ 100,097
                                                 ========    ========    ========    ========    =========

FIXED CHARGES:
Interest expense                                 $ 13,362    $ 17,698    $ 17,412    $ 16,365     $ 18,724
Amortization of debt discount and expense             181         233         244         287          264
Allowance for funds used during
  construction (capitalized interest)                  10          11           7          19           12
Estimated interest component of rental expense      1,175       1,477       1,434       1,563        1,541
                                                 --------    --------    --------    --------    ---------
                                                 $ 14,728    $ 19,419    $ 19,097    $ 18,234     $ 20,541
                                                 ========    ========    ========    ========    =========

Ratio of earnings to fixed charges                   6.95        5.28        6.25        5.04         4.87
                                                 ========    ========    ========    ========    =========
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